Asset Backed Securities
BancCap

Funding America
400 records

Selection Criteria: Funding America
Table of Contents
  Summary Statistics
  Collateral Type
  Original Principal Balance
  Remaining Principal Balance
  Remaining Months to Maturity
  Current Mortgage Rates
  Original Loan-to-Value
  FICO Scores
  Debt-to-Income Ratio
  Geographic Distribution of the Mortgage Properties
  Occupancy Status
  Docmentation Types
  Purpose of Loans
  Credit Grade
  Property Types
  Original Term to Expiration of Prepayment Penalty
  Maximum Rates
  Minimum Rates
  Gross Margins
  Months of Next Rate Adjustment
  Initial Periodic Rate Cap
  Regular Periodic Rate Cap
  Interest Only Terms
  Originator

1. Summary Statistics

Number of Mortgage Loans: 400
Aggregate Scheduled Principal Balance: 71,164,088.18
Minimum Scheduled Balance: 39,849.02
Maximum Scheduled Balance: 725,000.00
Average Scheduled Balance: 177,910.22
Aggregate Original Principal Balance: 71,235,144.25
Minimum Original Balance: 50,000.00
Maximum Original Balance: 725,000.00
Average Original Balance: 178,087.86
Fully Amortizing Loans (NON BALLOON): 87.99
1st Lien: 100.00
Weighted Average Gross Coupon: 8.206
Minimum Coupon: 5.425
Maximum Coupon: 12.550
Weighted Average Original Term: 359
Minimum Original Term: 180
Maximum Original Term: 360
Weighted Average Stated Remaining Term: 357
Minimum Remaining Term: 175
Maximum Remaining Term: 360
Weighted Average Margin (ARM only): 5.775
Minimum Margin: 5.000
Maximum Margin: 7.500
Weighted Average Max Rate: 14.203
Minimum Max Rate: 11.425
Maximum Max Rate: 18.550
Weighted Average Min Rate: 8.192
Minimum Min Rate: 5.425
Maximum Min Rate: 12.550
Weighted Average Loan-to-Value: 80.47
Low LTV: 39.94
High LTV: 100.00
LTV = 80: 47.68
LTV > 80: 32.83
Weighted Avera ge Fico: 622
Min FICO: 500
Max FICO: 764
Top 5 States: CA(28%),FL(25%),TX(17%),MN(8%),LA(3%)
% Silent Second: 42.02
WA Months to Next Adjustment Date: 23
WA CLTV: 88.71

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2. Collateral Type

Collateral Type	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
2 /28 ARM	259	40,892,313.91	57.46	358	8.603	608	80.57
2 /28 ARM - 40Yr Balloon	38	8,543,358.61	12.01	359	8.113	619	82.23
2 /28 ARM (IO)	51	14,463,941.95	20.32	357	7.363	657	81.14
3 /27 ARM	5	629,952.14	0.89	357	7.348	630	78.84
3 /27 ARM (IO)	2	498,800.00	0.70	356	6.344	717	86.78
5 /25 ARM (IO)	2	923,000.00	1.30	355	6.605	651	71.08
Fixed	42	4,877,521.57	6.85	341	8.206	620	75.89
Fixed (IO)	1	335,200.00	0.47	356	7.200	657	80.00
Total:	400	71,164,088.18	100.00	357	8.206	622	80.47

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3. Original Principal Balance

Original Principal Balance	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0.01 - 50,000.00	3	150,000.00	0.21	358	9.196	598	68.49
50,000.01 - 100,000.00	110	8,295,241.00	11.64	353	8.909	613	80.32
100,000.01 - 150,000.00	98	12,011,347.00	16.86	355	8.426	604	79.10
150,000.01 - 200,000.00	59	10,295,855.00	14.45	358	8.286	618	77.89
200,000.01 - 250,000.00	47	10,638,545.00	14.93	358	8.231	629	82.04
250,000.01 - 300,000.00	21	5,735,180.00	8.05	358	7.961	613	78.88
300,000.01 - 350,000.00	28	8,995,964.25	12.63	358	7.762	630	81.25
350,000.01 - 400,000.00	14	5,315,012.00	7.46	359	8.093	642	84.07
400,000.01 - 450,000.00	9	3,864,250.00	5.42	358	8.206	633	81.32
450,000.01 - 500,000.00	4	1,920,750.00	2.70	359	8.144	638	84.95
500,000.01 - 550,000.00	3	1,525,500.00	2.14	357	7.477	641	78.65
550,000.01 - 600,000.00	2	1,125,000.00	1.58	357	7.838	611	90.00
600,000.01 - 650,000.00	1	637,500.00	0.89	357	6.875	651	85.00
700,000.01 - 750,000.00	1	725,000.00	1.02	355	6.500	647	65.91
Total:	400	71,235,144.25	100.00	357	8.206	622	80.47

* Based on the original balances of the Mortgage Loans

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4. Remaining Principal Balance

Remaining Principal Balance	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0.01 - 50,000.00	4	188,827.49	0.27	358	9.645	580	72.79
50,000.01 - 100,000.00	109	8,236,641.61	11.57	353	8.897	614	80.29
100,000.01 - 150,000.00	98	11,997,737.30	16.86	355	8.426	604	79.10
150,000.01 - 200,000.00	59	10,288,034.02	14.46	358	8.286	618	77.89
200,000.01 - 250,000.00	47	10,628,259.39	14.93	358	8.231	629	82.04
250,000.01 - 300,000.00	21	5,728,660.78	8.05	358	7.961	613	78.88
300,000.01 - 350,000.00	28	8,990,988.35	12.63	358	7.762	630	81.25
350,000.01 - 400,000.00	14	5,311,278.34	7.46	359	8.093	642	84.07
400,000.01 - 450,000.00	9	3,862,968.35	5.43	358	8.206	633	81.32
450,000.01 - 500,000.00	4	1,920,175.73	2.70	359	8.144	638	84.95
500,000.01 - 550,000.00	3	1,523,016.82	2.14	357	7.477	641	78.65
550,000.01 - 600,000.00	2	1,125,000.00	1.58	357	7.838	611	90.00
600,000.01 - 650,000.00	1	637,500.00	0.90	357	6.875	651	85.00
700,000.01 - 750,000.00	1	725,000.00	1.02	355	6.500	647	65.91
Total:	400	71,164,088.18	100.00	357	8.206	622	80.47

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5. Remaining Months to Maturity

Remaining Months to Maturity	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
121 - 180	5	410,955.52	0.58	178	7.472	586	59.99
181 - 240	1	104,633.33	0.15	238	7.800	580	46.88
301 - 360	394	70,648,499.33	99.28	358	8.210	622	80.64
Total:	400	71,164,088.18	100.00	357	8.206	622	80.47

Minimum: 175
Maximum: 360
Weighted Average: 357

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6. Current Mortgage Rates

Current Mortgage Rates	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
5.000 - 5.499	1	250,000.00	0.35	354	5.425	605	64.10
5.500 - 5.999	4	1,234,228.77	1.73	356	5.681	644	77.50
6.000 - 6.499	7	2,144,259.29	3.01	355	6.233	659	80.38
6.500 - 6.999	33	8,415,390.93	11.83	355	6.700	647	77.74
7.000 - 7.499	34	7,058,595.28	9.92	354	7.275	634	77.02
7.500 - 7.999	87	15,744,100.63	22.12	356	7.747	629	79.32
8.000 - 8.499	55	8,439,220.78	11.86	358	8.252	627	80.43
8.500 - 8.999	63	10,051,305.63	14.12	359	8.757	607	82.62
9.000 - 9.499	37	7,013,466.54	9.86	359	9.205	618	82.92
9.500 - 9.999	35	5,533,513.11	7.78	359	9.766	606	85.45
10.000 - 10.499	19	2,652,981.25	3.73	359	10.294	577	82.97
10.500 - 10.999	14	1,716,139.34	2.41	359	10.679	569	79.55
11.000 - 11.499	5	345,829.32	0.49	359	11.176	569	84.83
11.500 - 11.999	3	215,621.11	0.30	360	11.616	530	78.57
12.000 - 12.499	2	288,567.18	0.41	359	12.026	541	86.51
12.500 - 12.999	1	60,869.02	0.09	358	12.550	513	70.00
Total:	400	71,164,088.18	100.00	357	8.206	622	80.47

Minimum: 5.425
Maximum: 12.550
Weighted Average: 8.206

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7. Original Loan-to-Value

Original Loan-to-Value	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
35.01 - 40.00	2	199,438.00	0.28	305	7.400	540	39.96
40.01 - 45.00	1	176,868.38	0.25	359	7.490	535	43.38
45.01 - 50.00	4	587,902.04	0.83	336	7.487	593	48.85
50.01 - 55.00	3	388,202.37	0.55	359	7.856	603	53.19
55.01 - 60.00	9	1,551,982.49	2.18	334	8.269	580	58.14
60.01 - 65.00	11	1,839,195.03	2.58	348	7.573	592	62.94
65.01 - 70.00	23	4,201,345.20	5.90	358	8.560	586	68.02
70.01 - 75.00	16	2,757,429.75	3.87	358	8.408	589	74.31
75.01 - 80.00	211	36,100,843.69	50.73	358	7.818	632	79.93
80.01 - 85.00	41	7,918,648.25	11.13	358	8.614	596	84.58
85.01 - 90.00	61	12,078,266.65	16.97	358	8.802	639	89.85
90.01 - 95.00	10	2,159,521.40	3.03	359	9.294	636	94.37
95.01 - 100.00	8	1,204,444.93	1.69	358	9.085	661	100.00
Total:	400	71,164,088.18	100.00	357	8.206	622	80.47

The loan-to-value ("OLTV") of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

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8. FICO Scores

FICO Scores	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
500 - 519	19	2,642,070.73	3.71	358	9.965	511	74.51
520 - 539	20	3,015,896.52	4.24	351	9.575	529	69.85
540 - 559	25	4,177,482.75	5.87	358	8.951	549	81.18
560 - 579	24	4,172,112.94	5.86	358	8.420	568	79.40
580 - 599	58	9,118,422.52	12.81	357	7.971	590	79.01
600 - 619	58	9,977,987.23	14.02	354	7.886	609	79.65
620 - 639	72	12,833,404.33	18.03	358	8.202	630	81.80
640 - 659	52	10,433,556.31	14.66	358	8.038	650	81.16
660 - 679	26	4,556,717.67	6.40	358	8.175	667	85.23
680 - 699	15	3,591,431.92	5.05	358	7.746	686	82.24
700 - 719	12	3,080,481.52	4.33	357	7.148	708	84.58
720 - 739	11	1,631,623.48	2.29	359	8.898	731	82.11
740 - 759	6	1,305,254.19	1.83	357	7.178	748	80.58
760 - 779	2	627,646.07	0.88	358	7.542	763	85.00
Total:	400	71,164,088.18	100.00	357	8.206	622	80.47

Minimum: 500
Maximum: 764
Weighted Average: 622

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9. Debt-to-Income Ratio

Debt-to-Income Ratio	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
<= 20.00	22	2,876,983.57	4.04	355	8.604	624	84.78
20.01 - 25.00	18	2,344,692.08	3.29	359	8.793	604	79.03
25.01 - 30.00	29	3,894,861.71	5.47	358	8.599	627	83.34
30.01 - 35.00	35	5,134,739.07	7.22	359	8.634	617	79.94
35.01 - 40.00	67	11,813,208.28	16.60	358	8.472	632	79.98
40.01 - 45.00	92	16,849,152.04	23.68	355	8.159	628	79.39
45.01 - 50.00	104	22,010,860.71	30.93	357	7.782	622	80.39
50.01 - 55.00	33	6,239,590.72	8.77	358	8.318	595	81.78
Total:	400	71,164,088.18	100.00	357	8.206	622	80.47

Non-Zero Minimum: 8.79
Maximum: 55.00
Weighted Average: 40.95

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10. Geographic Distribution of the Mortgage Properties

Geographic Distribution of the Mortgage Properties	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
California	61	20,278,418.65	28.50	358	7.833	626	78.27
Florida	82	18,111,227.10	25.45	357	8.185	627	80.48
Texas	104	11,791,699.81	16.57	354	8.268	621	80.56
Minnesota	32	5,837,125.90	8.20	359	8.228	616	83.11
Louisiana	16	1,891,018.25	2.66	352	8.755	580	80.77
Michigan	16	1,392,347.16	1.96	359	9.660	647	83.41
Missouri	15	1,359,727.55	1.91	359	8.915	600	80.74
Kansas	7	1,184,762.59	1.66	359	9.354	587	85.49
Massachusetts	5	1,173,098.83	1.65	356	6.705	644	75.18
Virginia	4	1,062,655.03	1.49	359	8.180	680	92.31
North Carolina	9	867,627.68	1.22	358	9.344	630	84.93
Colorado	5	819,200.03	1.15	357	7.833	612	81.56
Ohio	6	659,927.62	0.93	357	9.181	544	80.74
Oklahoma	6	603,793.22	0.85	358	8.539	585	79.94
Mississippi	7	585,940.81	0.82	358	8.559	596	85.69
Tennessee	4	544,852.54	0.77	359	8.657	632	82.00
Rhode Island	3	535,219.86	0.75	358	9.226	624	80.13
Connecticut	3	344,785.21	0.48	359	8.428	567	76.67
Utah	1	337,917.30	0.47	358	8.850	590	85.00
Washington	2	292,957.82	0.41	359	8.150	713	75.18
Maryland	1	289,720.22	0.41	359	7.750	644	82.86
South Carolina	2	259,292.45	0.36	356	7.389	629	90.00
Iowa	2	205,448.17	0.29	359	9.590	565	82.96
Wisconsin	1	172,432.18	0.24	359	10.550	530	75.00
Oregon	1	160,760.00	0.23	358	7.990	628	80.00
Georgia	1	145,446.69	0.20	358	9.450	628	80.00
Indiana	2	121,278.24	0.17	357	8.151	606	80.00
Kentucky	1	75,956.84	0.11	359	8.813	641	80.00
Arkansas	1	59,450.43	0.08	358	10.300	657	100.00
Total:	400	71,164,088.18	100.00	357	8.206	622	80.47

Number of States Represented: 29

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11. Occupancy Status

Occupancy Status	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Primary Home	344	60,308,228.50	84.75	357	8.040	616	79.40
Investor Property	50	9,450,081.12	13.28	359	9.142	653	86.74
Vacation Home	6	1,405,778.56	1.98	358	9.030	653	84.14
Total:	400	71,164,088.18	100.00	357	8.206	622	80.47

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12. Docmentation Types

Docmentation Types	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Stated Documentation	194	37,584,734.17	52.81	358	8.561	633	80.60
Full Documentation	198	31,464,077.45	44.21	355	7.835	609	80.16
Limited Documentation	8	2,115,276.56	2.97	358	7.397	624	82.61
Total:	400	71,164,088.18	100.00	357	8.206	622	80.47

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13. Purpose of Loans

Purpose of Loans	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Purchase	244	40,444,012.46	56.83	358	8.199	638	82.61
Refinance - Cash Out	129	26,072,611.38	36.64	355	8.148	601	78.00
Refinance - Rate/Term	27	4,647,464.34	6.53	355	8.589	600	75.71
Total:	400	71,164,088.18	100.00	357	8.206	622	80.47

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14. Credit Grade

Credit Grade	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0	39	7,118,417.19	10.00	357	8.402	604	81.25
PAG I	297	54,492,212.37	76.57	357	8.095	630	80.86
PAG II	34	5,460,009.72	7.67	353	8.139	618	77.98
PAG III	15	2,186,204.41	3.07	357	8.520	574	80.42
PAG IV	9	1,376,730.39	1.93	358	10.304	534	73.70
PAG V	6	530,514.10	0.75	359	10.845	521	73.06
Total:	400	71,164,088.18	100.00	357	8.206	622	80.47

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15. Property Types

Property Types	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Single Family	292	51,225,350.97	71.98	357	8.182	618	79.68
PUD	61	11,138,423.12	15.65	357	8.024	633	82.35
Two-Four Family	19	3,982,923.31	5.60	359	8.908	636	83.45
Manufactured Housing	11	2,354,863.60	3.31	358	8.139	643	82.10
Condominium	16	2,324,926.33	3.27	359	8.468	621	83.29
Townhouse/Rowhouse	1	137,600.85	0.19	179	7.990	533	60.00
Total:	400	71,164,088.18	100.00	357	8.206	622	80.47

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16. Original Term to Expiration of Prepayment Penalty

Original Term to Expiration of Prepayment Penalty	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0	101	14,374,509.80	20.20	356	8.570	626	80.73
6	3	513,398.99	0.72	358	8.523	588	87.85
12	10	2,324,873.62	3.27	359	9.101	636	81.63
24	252	48,117,317.05	67.61	358	8.119	618	80.58
36	34	5,833,988.72	8.20	348	7.632	642	77.82
Total:	400	71,164,088.18	100.00	357	8.206	622	80.47

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17. Maximum Rates

Maximum Rates	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
11.000 - 11.499	1	250,000.00	0.38	354	5.425	605	64.10
11.500 - 11.999	4	1,234,228.77	1.87	356	5.681	644	77.50
12.000 - 12.499	7	2,144,259.29	3.25	355	6.233	659	80.38
12.500 - 12.999	31	8,227,379.83	12.47	356	6.758	643	77.98
13.000 - 13.499	28	6,061,351.27	9.19	358	7.281	636	77.40
13.500 - 13.999	78	14,403,833.58	21.84	359	7.745	631	80.16
14.000 - 14.499	46	7,476,974.13	11.34	359	8.255	625	80.67
14.500 - 14.999	57	9,146,888.18	13.87	359	8.754	606	82.92
15.000 - 15.499	33	6,709,299.46	10.17	359	9.204	619	83.15
15.500 - 15.999	33	5,345,245.96	8.10	359	9.767	607	85.71
16.000 - 16.499	17	2,527,130.82	3.83	359	10.290	573	82.64
16.500 - 16.999	13	1,645,543.01	2.50	359	10.685	568	79.10
17.000 - 17.499	3	214,175.00	0.32	360	11.205	562	81.36
17.500 - 17.999	3	215,621.11	0.33	360	11.616	530	78.57
18.000 - 18.499	2	288,567.18	0.44	359	12.026	541	86.51
18.500 - 18.999	1	60,869.02	0.09	358	12.550	513	70.00
Total:	357	65,951,366.61	100.00	358	8.211	622	80.81

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18. Minimum Rates

Minimum Rates	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
5.000 - 5.499	1	250,000.00	0.38	354	5.425	605	64.10
5.500 - 5.999	7	1,850,870.69	2.81	356	6.332	641	79.49
6.000 - 6.499	7	2,144,259.29	3.25	355	6.233	659	80.38
6.500 - 6.999	28	7,786,586.41	11.81	356	6.697	644	78.28
7.000 - 7.499	28	6,061,351.27	9.19	358	7.281	636	77.40
7.500 - 7.999	77	14,160,517.93	21.47	359	7.743	632	79.80
8.000 - 8.499	46	7,476,974.13	11.34	359	8.255	625	80.67
8.500 - 8.999	57	9,146,888.18	13.87	359	8.754	606	82.92
9.000 - 9.499	33	6,709,299.46	10.17	359	9.204	619	83.15
9.500 - 9.999	34	5,412,713.11	8.21	359	9.764	606	85.57
10.000 - 10.499	17	2,527,130.82	3.83	359	10.290	573	82.64
10.500 - 10.999	13	1,645,543.01	2.50	359	10.685	568	79.10
11.000 - 11.499	3	214,175.00	0.32	360	11.205	562	81.36
11.500 - 11.999	3	215,621.11	0.33	360	11.616	530	78.57
12.000 - 12.499	2	288,567.18	0.44	359	12.026	541	86.51
12.500 - 12.999	1	60,869.02	0.09	358	12.550	513	70.00
Total:	357	65,951,366.61	100.00	358	8.211	622	80.81

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19. Gross Margins

Gross Margins	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
5.000 - 5.249	1	91,945.33	0.14	359	9.200	656	80.00
5.500 - 5.749	82	16,930,306.62	25.67	356	7.261	633	79.32
5.750 - 5.999	241	43,455,208.03	65.89	359	8.384	627	81.75
6.000 - 6.249	21	3,891,970.31	5.90	359	9.467	556	80.14
6.250 - 6.499	2	244,998.06	0.37	358	9.657	573	95.48
6.500 - 6.749	3	636,039.56	0.96	359	10.727	531	70.06
7.000 - 7.249	5	468,717.95	0.71	359	10.455	551	65.37
7.250 - 7.499	1	139,809.64	0.21	356	9.925	503	70.00
7.500 - 7.749	1	92,371.11	0.14	359	11.600	500	70.00
Total:	357	65,951,366.61	100.00	358	8.211	622	80.81

Minimum: 5.000
Maximum: 7.500
Weighted Average: 5.775

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20. Months of Next Rate Adjustment

Months of Next Rate Adjustment	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
2007-08	2	601,700.00	0.91	353	6.898	671	75.17
2007-09	4	794,178.42	1.20	354	6.663	588	69.22
2007-10	19	3,698,251.24	5.61	355	6.976	624	81.26
2007-11	30	7,216,841.69	10.94	356	6.881	633	78.22
2007-12	3	1,016,183.30	1.54	357	7.392	634	83.14
2008-01	76	12,906,701.72	19.57	358	8.633	609	81.82
2008-02	154	28,187,103.10	42.74	359	8.553	621	81.74
2008-03	60	9,478,655.00	14.37	360	8.725	623	80.31
2008-09	1	130,778.66	0.20	354	7.275	669	90.00
2008-11	3	655,752.80	0.99	356	6.441	698	83.96
2009-02	2	256,620.68	0.39	359	7.366	610	75.10
2009-03	1	85,600.00	0.13	360	8.500	627	80.00
2010-10	1	725,000.00	1.10	355	6.500	647	65.91
2010-11	1	198,000.00	0.30	356	6.990	664	90.00
Total:	357	65,951,366.61	100.00	358	8.211	622	80.81

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21. Initial Periodic Rate Cap

Initial Periodic Rate Cap	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
1.500	2	601,700.00	0.91	353	6.898	671	75.17
3.000	355	65,349,666.61	99.09	358	8.223	622	80.86
Total:	357	65,951,366.61	100.00	358	8.211	622	80.81

Minimum: 1.500
Maximum: 3.000
Weighted Average: 2.986

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22. Regular Periodic Rate Cap

Regular Periodic Rate Cap	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
1.000	355	65,349,666.61	99.09	358	8.223	622	80.86
2.000	2	601,700.00	0.91	353	6.898	671	75.17
Total:	357	65,951,366.61	100.00	358	8.211	622	80.81

Minimum: 1.000
Maximum: 2.000
Weighted Average: 1.009

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23. Interest Only Terms

Interest Only Terms	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0	344	54,943,146.23	77.21	357	8.477	611	80.40
24	1	311,200.00	0.44	353	6.150	703	80.00
60	55	15,909,741.95	22.36	357	7.307	657	80.73
Total:	400	71,164,088.18	100.00	357	8.206	622	80.47

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24. Originator

Originator	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Funding America	400	71,164,088.18	100.00	357	8.206	622	80.47
Total:	400	71,164,088.18	100.00	357	8.206	622	80.47

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Asset Finance Group

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, s olicitation or sale is not permitted.The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obliga tion to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disrega rded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.